INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Post-Effective Amendment No. 37 to Registration Statement No. 33-24962 of the American Skandia Trust of our report dated February 11, 2000, appearing in the Statement of Additional Information which is a part of such Registration, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.




/s/Deloitte & Touche LLP
Deloitte & Touche LLP
New York, New York
October 10, 2000